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                                                                   EXHIBIT 10.32

                              SETTLEMENT AGREEMENT
                          AND MUTUAL RELEASE OF CLAIMS


                 This SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS (the "Agreement") is made and entered into by and between Farhad Motia ("Motia"), on the one hand, and Sterling Business Credit, Inc., a California corporation, (the "Company"), on the other hand, for the following purposes and with reference to the following facts:

                                    RECITALS

         A. For the purposes of this Agreement, the "Company" includes Sterling Business Credit, Inc., all managed, affiliated and/or wholly owned entities, and each of their officers, directors, shareholders, employees, representatives, attorneys, and/or agents. For purposes of this Agreement, "Motia" includes Farhad Motia, his representatives, attorneys, agents, heirs, successors and assigns.

         B. WHEREAS, the Company has entered into an asset purchase agreement (the "Asset Purchase Agreement") dated September 6, 1995 by and among Sterling West Bancorp, Sterling Business Credit, Inc. and First Capital Corporation.

         C. WHEREAS, Motia has been employed as the Company's President and Chief Executive Officer pursuant to the terms of a written employment agreement dated July 1, 1989, as amended and modified thereafter;

         D. WHEREAS, Motia and the Company have engaged in discussions regarding the termination of Motia's employment with the Company; and

         E. WHEREAS, the purpose of this Agreement is to settle and compromise all disputes and controversies that do and may exist between the parties.

                 NOW, THEREFORE, in consideration of the covenants and promises set forth below, it is agreed by and between the parties as follows:

                                   AGREEMENT

                 1. TERMINATION OF EMPLOYMENT. Motia's employment pursuant to his written employment agreement is terminated effective September 7, 1995.

                 2. SALARY. The Company agrees to continue to pay Motia's regular salary for a period of three months from the effective date of this Agreement, up to and including December 7, 1995, in the total amount of $40,853.50. Motia acknowledges and agrees that, other than the compensation and benefits contained in this paragraph 2, and paragraphs 3, 4, and 5 and 6 below,





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all of which shall be paid upon the parties' execution of this Agreement, Motia is not entitled to accrue or earn any additional benefits or compensation from the Company.

                 3. VACATION PAY. The Company will pay Motia all of his accrued and unused vacation pay in the amount of $8,799.43.

                 4. DEFERRED COMPENSATION. The Company will pay to Motia his deferred compensation through August 31, 1995, in the total amount of $277,600.00.

                 5. STERLING WEST BANCORP STOCK. The Company will issue to Motia 43,861 shares of Sterling West Bancorp stock held by the Company as additional deferred compensation, all of which shares are evidenced by certificates which contain a legend restricting transferability.

                 6. ADDITIONAL SALARY. The Company will pay Motia cash in the amount of $15,374.00 which includes the amount of regular salary Motia had voluntarily foregone.

                 7. DENIAL OF LIABILITY. This Agreement does not constitute an admission by Motia or the Company of any violation of any policy or procedure, or of any state or federal law or regulation. Moreover, neither this Agreement nor any of its provisions shall be construed to be, or shall be, admissible in any proceeding as evidence or any admission by Motia or the Company of any violation of any policy, procedure, or state or federal law or regulation. However, this agreement may be introduced in any proceeding to enforce the terms of this Agreement.

                 8. RELEASE. In consideration of this Agreement's terms, Motia, on behalf of his representatives, successors-in-interest, assigns, and heirs, unconditionally and irrevocably releases and forever discharges the Company, as well as its current and former officers, directors, employees, representatives, attorneys, agents, successors and assigns, from any and all claims, demands, liabilities, suits or damages of any types or kind, whether suspected or unsuspected, arising from or in any way related to Motia's employment with the Company or the termination of his employment with the Company, including without limitation, any bonus, incentive or compensation plan, and any and all other claims relating to the termination of Motia's employment with the Company, on or before the effective date of this Agreement. This release includes, without in any way limiting the generality of the foregoing, any and all claims for breach of contract, interference with contract or prospective economic advantage, defamation, any tort or statutory claims, claims for indemnification and/or contribution, wrongful discharge, or any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment Housing Act.

                 In consideration for Motia's promises contained herein, the Company does hereby for itself and its predecessors, legal representatives, agents, successors-in-interest, partners, subsidiaries, affiliated or related companies, officers, directors, employees, and attorneys irrevocably and unconditionally releases and discharges Motia, his heirs, legal representatives and





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assigns from any and all causes of action, claims, actions, rights, judgments, obligations, damages, and demands which it has against Motia by reason of or arising out of or concerning his employment with the Company, which existed, may have existed or which do exist prior to the date of the execution of this Agreement.

                 9. WARRANTY. The parties specifically warrant that they have not assigned any such claim, action, cause of action, right, demand, debt, obligation, damages or accounting released by paragraph 8 above, and agree to indemnify and hold harmless each other for any such assignment.

                 10. ASSISTANCE AND COOPERATION. Motia further agrees that he will fully cooperate with the Company and will make himself available from the date hereof until December 31, 1995 for no more than ten (10) hours per month (and to the extent reasonably practicable, such availability will be by telephone rather than face-to-face meetings) to meet with employees and representatives of the Company in connection with the loans on the books of the Company as of the date hereof not included among the Purchased Loans and also cooperate with any existing or future investigation, lawsuits, arbitrations, or other proceedings, whether civil, criminal or administrative in nature, in which the Company is a party or a witness.

                 11. COMPANY PROPERTY. From the date hereof, Motia shall not remove or copy any documents, computer disks, manuals, or writings of any kind which pertain to the business of the Company, including personnel matters, which material is the confidential property of the Company.

                 12. COUNSEL. The parties acknowledge and represent that prior to the effective date of this Agreement, they have consulted and have had this Agreement reviewed by their respective counsel concerning the terms and conditions set forth in this Agreement.

                 13. KNOWING AND VOLUNTARY. Motia and the Company acknowledge and represent that they have carefully read and fully understand all of the provisions of this Agreement. Motia and the Company further acknowledge that they enter into this Agreement freely, knowingly and without coercion and based on their own judgement and not in reliance upon any representation or promise made by any other party.

                 14. ARBITRATION. Any and all disputes, controversies or claims arising under or in connection with this Agreement, or relating to the general validity or enforceability of this Agreement, including fraud in the inducement, or any claims relating to Motia's employment at the Company, or Motia's separation of his employment from the Company, shall be submitted to final and binding arbitration under the auspices and rules of the American Arbitration Association. The prevailing party in any such preceding shall be entitled to its costs and reasonable attorney's fees.





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                 15.      GOVERNING LAW.  This Agreement shall be construed and
governed exclusively by the laws of the state of California without giving effect to its conflict of laws provisions.

                 16. SEVERABILITY. If any provision of this Agreement is deemed to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts shall not be effected.

                 17. ENTIRE AGREEMENT. This Agreement contains all of the terms and conditions agreed upon by the parties regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations or representations, wither oral or written, relating to the subject matter of this Agreement, not expressly set forth in this Agreement, are of no force and effect. Further, this Agreement is executed without reliance upon any representation by any person concerning the nature or extent of injuries or damages or legal liability.

                 18. REVOCATION. This Agreement is revocable by Motia for a period of seven calendar days following his execution of this Agreement. The revocation must be in writing, must specifically revoke this Agreement, and must be received by the Company prior to the eighth calendar day following the execution of this Agreement.

                 19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to each Party hereto.

                 THE SIGNATORIES HAVE CAREFULLY READ THIS ENTIRE AGREEMENT. ITS CONTENTS HAVE BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS. THE SIGNATORIES FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS AGREEMENT. THE ONLY PROMISES MADE TO ANY SIGNATORY ABOUT THIS AGREEMENT, AND TO SIGN THIS AGREEMENT, ARE CONTAINED IN THIS AGREEMENT. THE SIGNATORIES ARE SIGNING THIS AGREEMENT VOLUNTARILY.





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         IN WITNESS WHEREOF, the parties have executed this Settlement
Agreement and Mutual Release on the date set forth below.


Dated:                                 /s/ Farhad Motia
       -----------------     -------------------------------------
                                         FARHAD MOTIA

Dated:                              /s/ Allan E. Dalshaug
       -----------------     -------------------------------------
                                 STERLING BUSINESS CREDIT, INC.


APPROVED AS TO FORM:                 MANATT, PHELPS & PHILLIPS



Dated:                                 /s/ Barbara Polsky
       -----------------     -------------------------------------
                                       BARBARA POLSKY, ESQ.



                                     PILLSBURY, MADISON & SUTRO



Dated:                                 /s/ William Stoner
       -----------------     -------------------------------------
                                       WILLIAM STONER, ESQ.






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